Exhibit 99.1

NEWS RELEASE

Release

805 SW Broadway	Contact:
Portland, OR 97205	David Dugan (Media Relations)
503.821.5100	503.821.5285
Fax: 503.821.5107	Becky Barckley / Mike Kinney (Investor Relations)
503.821.5100

FOR RELEASE AT 8:00 A.M. (EST) WEDNESDAY, APRIL 28, 2004

LP Reports First Quarter 2004 Profits on OSB Strength

Portland, Ore. (April 28, 2004) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today first quarter 2004 net income of $110 million, or $1.01 per diluted share, on sales from continuing operations of $695 million.  In the first quarter of 2003, LP’s net income was $1.5 million, or $0.01 per diluted share, on sales from continuing operations of $407 million.

For the first quarter of 2004, income from continuing operations was $116 million, or $1.06 per diluted share. In the first quarter of 2003, LP’s income from continuing operations before cumulative effect of accounting principle was $2.0 million, or $0.02 per diluted share.

“This year is off to a very strong start. LP’s oriented strand board (OSB) business is setting records in volume, pricing and earnings.  The robust housing and remodeling markets have led to sharp increases in shipments of OSB, siding, decking and engineered wood products. Based upon discussions with builders, it appears that these strong markets will continue for most of 2004,” said Mark Suwyn, LP chairman and chief executive officer.

“Our financial position continues to improve rapidly. We successfully implemented a tender offer and consent solicitation during the quarter – retiring nearly all of the outstanding senior subordinated notes due in 2008,” said Suwyn.  “By retiring these notes, we were able to eliminate costly debt and the associated restrictive covenants. However, the premiums paid and other costs negatively affected earnings by approximately $40 million.”

“We continue to invest to position ourselves for when the market eventually softens.  In OSB, our on-going $250 million capital investment program to further lower costs, improve efficiencies and increase capacity across our existing mill system is well under way, and we have already seen positive results.  Additionally, we, along with our partner Canfor, will break ground next month on a new, state-of-the-art OSB mill in Fort St. John, British Columbia with an expected startup in late 2005,” continued Suwyn.  “We are also expanding WeatherBest® decking and SmartSide™ siding businesses to meet growing demand.”

At 11:00 a.m. EST (8:00 a.m. PST) today, LP will host a webcast on its first quarter 2004 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended
	March 31,
	2004	2003

Net sales	$695.3	$406.7

Income before taxes, minority interest, and equity in earnings of unconsolidated affiliates	$182.2	$3.1

Income from continuing operations before cumulative effect of change in accounting principle	$116.1	$2.0

Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt	$147.3	$(5.7)

Net income	$110.3	$1.5

Net income per share - basic	$1.03	$0.01
- diluted	$1.01	$0.01
Average shares outstanding (in millions)
Basic	107.6	104.6
Diluted	109.2	104.6

Calculation of income from continuing operations before cumulative effect of change in accounting principle, excluding gain or loss on sale or impairment of long-lived assets, other operating credits and charges, net and loss on early extinguishment of debt:

Income from continuing operations before cumulative effect of change in accounting principle	$116.1	$2.0

(Gain) loss on sale or impairment of long-lived assets	9.6	(12.5)
Other operating credits and charges, net	0.7	—
Loss on early extinguishment of debt	40.0	—
	50.3	(12.5)
Provision (benefit) for income taxes	19.1	(4.8)
	31.2	(7.7)

Adjusted income (loss) from continuing operations	$147.3	$(5.7)

Adjusted income (loss) from continuing operations per share - basic	$1.37	$(0.05)
- diluted	$1.35	$(0.05)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2004	2003

Net Sales	$695.3	$406.7

OPERATING COSTS AND EXPENSES
Cost of sales	376.6	330.6
Depreciation, amortization and cost of timber harvested	33.3	31.9
Selling and administrative	42.9	36.6
(Gain) loss on sale or impairment of long—lived assets	9.6	(12.5)
Other operating credits and charges, net	0.7	—
Total operating costs and expenses	463.1	386.6

Income from operations	232.2	20.1

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gains (losses)	(0.3)	(1.9)
Loss on early extinguishment of debt	(40.0)	—
Interest expense, net of capitalized interest	(20.0)	(22.9)
Interest income	10.3	7.8
Total non-operating income (expense)	(50.0)	(17.0)

Income before taxes, minority interest, and equity in earnings of unconsolidated affliates	182.2	3.1
Provision for income taxes	66.6	1.1

Equity in earnings of unconsolidated affliates	(0.5)	—

Income from continuing operations before cumulative effect of change in accounting principle	116.1	2.0

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(9.5)	(0.9)
Provision (benefit) for income taxes	(3.7)	(0.3)
Income (loss) from discontinued operations	(5.8)	(0.6)

Income before cumulative effect of change in accounting principle	110.3	1.4

Cumulative effect of change in accounting principle, net of tax	0.1

Net income	$110.3	$1.5

Net income per share of common stock:
Income from continuing operations	$1.08	$0.02
Income from discontinued operations	(0.05)	(0.01)
Cumulative effect of change in accounting principle	—	—
Net Income Per Share - Basic	$1.03	$0.01

Net income per share of common stock:
Income from continuing operations	$1.06	$0.02
Income from discontinued operations	(0.05)	(0.01)
Cumulative effect of change in accounting principle	—	—
Net Income Per Share - Diluted	$1.01	$0.01

Average shares of common stock outstanding (in millions) - Basic	107.6	104.6
- Diluted	109.2	104.6

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (Dollar amounts in millions) (Unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$539.1	$925.9
Marketable securities	235.7	-
Receivables, net	198.3	136.1
Inventories	223.1	177.5
Prepaid expenses	6.8	11.1
Deferred income taxes	51.7	51.7
Current assets of discontinued operations	22.3	22.8
Total current assets	1,277.0	1,325.1
Timber and timberlands
Forest licenses	81.9	83.3
Deposits and other	12.0	11.5
Total timber and timberlands	93.9	94.8

Property, plant and equipment	1,792.4	1,778.3
Accumulated depreciation	(1,014.1)	(988.1)
Net property, plant and equipment	778.3	790.2

Goodwill	276.7	276.7
Other intangible assets, net of amortization	27.0	26.6
Notes receivable from asset sales	403.8	403.8
Restricted cash	111.1	110.7
Other assets	114.1	121.2
Long-term assets of discontinued operations	38.5	55.3
Total assets	$3,120.4	$3,204.4

LIABILITIES AND EQUITY
Current portion of long-term debt	$9.2	$8.3
Accounts payable and accrued liabilities	245.7	251.3
Current portion of contingency reserves	43.0	43.0
Total current liabilities	297.9	302.6

Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	431.4	624.2
Total long-term debt, excluding current portion	827.9	1,020.7

Contingency reserves, excluding current portion	50.1	55.6
Deferred income taxes	424.6	407.7
Other long-term liabilities and pension obligations	76.1	106.9

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	425.4	442.3
Retained earnings	1,123.1	1,018.1
Treasury stock	(151.6)	(195.2)
Accumulated comprehensive loss	(70.0)	(71.2)
Total stockholders’ equity	1,443.8	1,310.9
Total liabilities and equity	$3,120.4	$3,204.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$110.3	$1.5
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation, amortization and cost of timber harvested	34.3	35.6
(Gain) loss on sale or impairment on long—lived assets	21.7	(19.8)
Other operating charges and credits	(3.0)	—
Loss on early debt extinguishment	40.0	—
Exchange loss on remeasurement	(1.5)	5.8
Cash settlement of contingencies	(4.3)	(5.4)
Cumulative effect of change in accounting principle	—	(0.1)
Pension payments	(32.4)	(9.7)
Other adjustments	8.4	5.6
Increase in receivables	(56.9)	(42.5)
Increase in inventories	(45.1)	(16.5)
Decrease in prepaid expenses	4.3	4.2
Increase(decrease) in accounts payable and accrued liabilities	(6.7)	(7.3)
Increase in deferred income taxes	17.3	—
Net cash provided (used in) by operating activities	86.4	(48.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(28.3)	(11.4)
Proceeds from timber & timberland sales, net	—	25.5
Proceeds from asset sales	3.7	29.1
Increase in restricted cash from asset sales	—	(36.1)
Increase in short—term investments	(235.4)	—
Other investing activities, net	(1.1)	(1.1)
Net cash provided by (used in) investing activities	(261.1)	6.0

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facilities	—	4.0
Repayment of long—term debt	(228.1)	(31.6)
Sale of common stock under equity plans	22.7	—
Payment of cash dividends	(5.3)	—
Increase in restricted cash under LOCs	(1.4)	—
Other financing activities, net	—	(0.3)
Net cash used in financing activities	(212.1)	(27.9)

EFFECT OF EXCHANGE RATE ON CASH:	—	0.5

Net increase in cash and cash equivalents	(386.8)	(70.0)
Cash and cash equivalents at beginning of period	925.9	137.3

Cash and cash equivalents at end of period	$539.1	$67.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2004	2003

Net sales:
OSB	$455.3	$194.5
Composite Wood Products	104.1	88.7
Plastic Building Products	53.3	42.6
Engineered Wood Products	77.9	60.1
Other	8.5	24.7
Less: Intersegment sales	(3.8)	(3.9)
	$695.3	$406.7

Operating profit (loss):
OSB	$254.1	$16.6
Composite Wood Products	14.1	9.1
Plastic Building Products	2.7	3.0
Engineered Wood Products	(1.1)	(1.0)
Other	(1.3)	3.2
Other operating credits and charges, net	(0.7)	—
Gain (loss) on sale or impairment of long—lived assets	(9.6)	12.5
General corporate and other expenses, net	(26.0)	(23.3)
Foreign currency exchange gain (loss)	(0.3)	(1.9)
Gain (loss) on early extinguishment of debt	(40.0)	—
Interest income (expense), net	(9.7)	(15.1)
Income before taxes, minority interest and equity in earnings of unconsolidated affliates	$182.2	$3.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               Other Operating Charges and Credits, Net:

The major components of  “Other operating charges and credits, net” in the Consolidated Statements Of Income for the quarter ended March 31 are reflected in the table below and are described in the paragraph following the table:

	2004		2003
Quarter Ended March 31,	Pre-tax	After tax	Pre-tax	After tax
Reduction to environmental contingency reserves	$1.7	$1.0	$—	$—
Charges associated with the corporate relocation	(1.7)	(1.0)	—	—
Other	(0.7)	(0.4)	—	—
	$(0.7)	$(0.4)	$—	$—

In the first quarter of 2004, LP recorded a gain of $1.7 million  ($1.0 after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations and a charge of  $1.7 million ($1.0 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of  “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements Of Income for the quarter ended March 31 are reflected in the table below and are described in the paragraphs following the tables:

	Year Ended December 31,
	2004		2003
Quarter Ended March 31,	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$—	$—	$12.5	$7.7
Gain on other long-lived assets	0.1	0.1	—	—
Impairment charges on fixed assets	(9.7)	(6.4)	—	—
	$(9.6)	$(6.3)	$12.5	$7.7

In the first quarter of 2003, LP recorded a gain of $12.5 million ($7.7 million after taxes, or $0.07 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the first quarter of 2004, LP recorded a loss of $9.7 million ($6.4 million after taxes, or $0.06 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia.

4.               Cumulative Effect of Change in Accounting Principle:

LP adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” as of January 1, 2003. This statement addresses the retirement of long-lived assets and the associated retirement costs. Under this statement, we will record both an initial asset and a liability for the present value of estimated costs of legal obligations associated with the retirement of long-lived assets. These initial assets will be depreciated over the expected useful life of the asset. Upon adoption of this statement, we changed our accounting for landfill closures, reforestation obligations associated with certain timber licenses in Canada and other assets. Implementation of this standard resulted in income of $0.2 million (or $0.1 million after taxes) recorded as a  “cumulative effect of change in accounting principle” as of January 1, 2003.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended March 31,
	2004	2003

Oriented strand board, million square feet 3/8” basis (produced by commodity OSB mills)	1,364	1,232

Oriented strand board, million square feet 3/8” basis (produced by wood—based siding mills)	5	57

Wood-based siding, million square feet 3/8” basis	260	207

Engineered I-Joist, million lineal feet	22	21

Laminated veneer lumber (LVL), thousand cubic feet	2,835	2,204

Composite Decking, thousand lineal feet	6,681	7,982

Vinyl Siding, squares	702	555